UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CFRX	Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 7, 2019, ContraFect Corporation (the “Company”) held its Annual Meeting of Stockholders. A total of 55,966,926 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 70.5% percent of the Company’s outstanding common stock as of the March 11, 2019 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2019.

Item 1 — Election of seven directors for a term of office expiring on the date of the annual meeting of stockholders in 2020 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Sol J. Barer, Ph.D.	30,409,712	668,456	24,888,758
Isaac Blech	18,038,062	13,040,106	24,888,758
Steven C. Gilman, Ph.D.	26,741,548	4,336,620	24,888,758
David N. Low, Jr., M.B.A.	30,517,075	561,093	24,888,758
Michael J. Otto, Ph.D.	30,590,834	487,334	24,888,758
Roger J. Pomerantz, M.D., F.A.C.P.	30,541,363	536,805	24,888,758
Cary W. Sucoff, J.D.	24,969,831	6,108,336	24,888,758

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
55,443,492	122,182	401,252	0

Based on the foregoing votes, the seven director nominees were elected and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: May 9, 2019	By:	/s/ Natalie Bogdanos
Natalie Bogdanos
General Counsel and Corporate Secretary